Faegre Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103

(215) 988-2700 (Phone)

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www.faegredrinker.com

July 18, 2025

The RBB Fund, Inc.

615 East Michigan Street

Milwaukee, WI 53202

Re:	Shares Registered by Post-Effective Amendment No. 359 to

Registration Statement on Form N-1A (File No. 033-20827)

Ladies and Gentlemen:

We have acted as counsel to The RBB Fund, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 359 (the “Amendment”) to the Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $0.001 par value per share (collectively, the “Shares”), with respect to three new series of the Company – Emerald Banking & Finance Evolution Fund, Emerald Growth Fund, and F/m Emerald Special Situations ETF.

PORTFOLIO	CLASS	AUTHORIZED SHARES
Emerald Banking & Finance Evolution Fund – Class A Shares	UUUUUUUUU	100,000,000
Emerald Banking & Finance Evolution Fund – Class C Shares	VVVVVVVVV	100,000,000
Emerald Banking & Finance Evolution Fund – Institutional Shares	WWWWWWWWW	100,000,000
Emerald Banking & Finance Evolution Fund – Investor Shares	XXXXXXXXX	100,000,000
Emerald Growth Fund – Class A Shares	YYYYYYYYY	100,000,000
Emerald Growth Fund – Class C Shares	ZZZZZZZZZ	100,000,000
Emerald Growth Fund – Institutional Shares	AAAAAAAAAA	100,000,000
Emerald Growth Fund – Investor Shares	BBBBBBBBBB	100,000,000

PORTFOLIO	CLASS	AUTHORIZED SHARES
F/m Emerald Special Situations ETF	CCCCCCCCCC	100,000,000

The Amendment seeks to register an indefinite number of the Shares.

We have reviewed the Company’s Articles of Incorporation, as amended and supplemented; By-Laws, as amended; resolutions of its Board of Directors; and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company’s prospectuses offering the Shares and in accordance with the Company’s Articles of Incorporation, as amended and supplemented, for not less than $0.001 per share, will be legally issued, fully paid and non-assessable by the Company.

We consent to the filing of this opinion as an exhibit to the Amendment to the Company’s Registration Statement.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP
Faegre Drinker Biddle & Reath LLP